UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2008

DOCUMENT SECURITY SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

New York	1-32146	16-1229730
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

First Federal Plaza, Suite 1525 28 East Main Street Rochester, NY		14614
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (585) 325-3610

Not Applicable

(Former name or former address, if changed since last report.)

  Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           On May 10, 2008, Peter Ettinger tendered to the Board of Directors (the “Board”) of Document Security Systems, Inc. (the “Company”), and the Board has accepted, his resignation from his positions as the Company’s President and as a member of the Company’s Board.

The Company and Mr. Ettinger have entered into a Confidential Separation Agreement and General Release (the “Separation Agreement”). Pursuant to the terms of the Separation Agreement, the Company has agreed to accelerate the 33,333 previously issued, unvested shares of restricted stock held by Mr. Ettinger (the “Restricted Stock”) so that the Restricted Stock will vest in ten equal monthly installments beginning June 10, 2008. Should the gross proceeds of Mr. Ettinger’s sale of the Restricted Stock be less than $212,000, the Company shall pay the difference to Mr. Ettinger, payable in either cash or the Company’s stock at the Company’s option. The Company has also agreed to extend the date of expiration of 40,000 stock options (the “Options”) previously granted to Mr. Ettinger to November 1, 2009.

The foregoing summary of the Separation Agreement is qualified in its entirety by reference to the Separation Agreement, a copy of which is filed as Exhibit 10.01 to this report and is incorporated herein by reference.

The Company and Mr. Ettinger have also entered into a Consulting Agreement (the “Consulting Agreement”), dated May 12, 2008. The term of the Consulting Agreement begins on May 12, 2008 and shall terminate on May 9, 2009 (the “Term”), subject to automatic one-year renewals. Pursuant to the Consulting Agreement and in exchange for services to be rendered by Mr. Ettinger to the Company, Mr. Ettinger shall receive between a 5% and 15% commission of the net profit on sales of products or services of the Company that are consummated during the Term and that were consummated as a direct result of the efforts of Mr. Ettinger during the Term.

The foregoing summary of the Agreement is qualified in its entirety by reference to the Consulting Agreement, a copy of which is filed as Exhibit 10.02 to this report and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Document

10.1	Confidential Separation Agreement and General Release, dated May 10, 2008, between Peter Ettinger and the Company.

10.2	Consulting Agreement, dated May 12, 2008, between Peter Ettinger and the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOCUMENT SECURITY SYSTEMS, INC.

Dated: May 12, 2008	By:	/s/ Patrick A. White
Patrick A. White
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Document

10.1	Confidential Separation Agreement and General Release, dated May 10, 2008, between Peter Ettinger and the Company.

10.2	Consulting Agreement, dated May 12, 2008, between Peter Ettinger and the Company.